Exhibit 10.1

THE EXCHANGE CONTEMPLATED HEREIN IS INTENDED TO COMPORT WITH THE REQUIREMENTS OF SECTION 3(a)(9) OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) effective as of October 29, 2021 (the “Effective Date”) by and between Organicell Regenerative Medicine, Inc., a Nevada corporation (the “Company”) and holders of common stock of the Company who were issued shares under (i) various consulting and employment agreements during 2021 (the “Service Providers”), and (ii) the Company’s Management and Consultants Performance Stock Plan (the “MCP Plan”) (each person who received shares pursuant to the MCP Plan is referred to as an “MCP Plan Holder”). Each of the Service Providers and the MCP Plan Holders may be referred to as a “Holder”, and collectively, the “Holders”).

A. The Service Providers were issued an aggregate of 30,300,000 shares of the Company’s common stock during 2021 pursuant to various consulting and employment agreements (the “Service Provider Shares”).

B. The MCP Plan Holders were issued an aggregate of 49,500,000 shares of the Company’s common stock pursuant to the MCP Plan during 2021 (the “MCP Shares”).

C. The Company is now adopting a plan, the Organicell Regenerative Medicine, Inc. 2021 Equity Incentive Plan (the “EIP”) that contains appropriate tax benefits to employees and grantees, and has agreed to exchange all of the Service Provider Shares, as well as the MCP Shares, with new shares under the EIP.

D. In accordance with this Agreement, all 79,800,000 Service Provider Shares and MCP Shares will be returned to the Company’s authorized capital, and new shares will be issued on a 1:1 basis pursuant to the EIP with various vesting schedules (the “Exchange Shares”).

E. The Company and each respective Holder have agreed to exchange the Service Provider Shares, the MCP Shares, as applicable, with the Exchange Shares on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Recitals and Definitions. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Agreement are true and accurate, are contractual in nature, and are hereby incorporated into and made a part of this Agreement.

2. Issuance of Exchange Shares. Pursuant to the terms and conditions of this Agreement, the Service Provider Shares and MCP Shares shall be delivered to the Company or its transfer agent prior to, on, or about the Effective Date (which can be a journal entry transfer if the shares have not been deposited with a broker) and such exchange shall occur with the Company issuing the Exchange Shares to the Holders. The Company shall solicit signatures, which shall be held in escrow by the Company until the Effective Date.

3. Closing. The closing contemplated hereby (the “Closing”) along with the issuance of the Exchange Shares, shall occur on the Effective Date.

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4. Representations, Warranties and Agreements.

(a) Holder Representations, Warranties and Agreement. In order to induce the Company to enter into this Agreement, Holder, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows: (a) Holder has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action, (b) no consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Holder hereunder, (c) the issuance of the Exchange Shares is duly authorized by all necessary corporate action and the Exchange Shares, when issued in accordance with the terms hereof, will be validly issued, fully paid and non-assessable, free and clear of all taxes, liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description, (d) Holder has not received any consideration in any form whatsoever for issuing the Exchange Shares, other than the surrender of the Service Provider Shares or MCP Shares, as applicable, and (g) Holder has taken no action which would give rise to any claim by any person for a brokerage commission, placement agent or finder’s fee or other similar payment by Holder related to this Agreement.

(b) Company Representations Warranties and Agreement. In order to induce the Holder to enter into this Agreement, the Company for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows: (i) the Company has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action, (ii) no consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of the Company hereunder, (iii) the Exchange Shares are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Company’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Company set forth herein and in the Exchange Documents in order to determine the availability of such exemptions and the eligibility of the Company to acquire the Exchange Shares, (iv) no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Exchange Shares or the fairness or suitability of the investment in the Exchange Shares nor have such authorities passed upon or endorsed the merits of the offering of the Exchange Shares, (v) the Company is acquiring the Servie Provider Shares and MCP Shares in order to return them to its authorized capital (thereby cancelling them) and will, by virtue of this Agreement, exchange them by reissuing Exchange Shares to the Holders.

8. Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Nevada. HOLDER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

9. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or other electronic transmission (including email) shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile transmission or other electronic transmission (including email) shall be deemed to be their original signatures for all purposes.

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10. Attorneys’ Fees. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees and expenses  paid by such prevailing party in connection with the arbitration, litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses  giving rise to the fees and expenses.  Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading.

11. No Reliance. Holder acknowledges and agrees that neither the Company nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Holder or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Agreement.

12. Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

13. Entire Agreement. This Agreement supersedes all other prior oral or written agreements between each undersigned Holder, the Company, its affiliates and persons acting on its behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Holder makes any representation, warranty, covenant or undertaking with respect to such matters.

14. Amendments. This Agreement may be amended, modified, or supplemented only by written agreement of the parties. No provision of this Agreement may be waived except in writing signed by the party against whom such waiver is sought to be enforced.

15. Time of Essence. Time is of the essence with respect to each and every provision of this Agreement.

16. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date.

HOLDERS UNDER THE MCP PLAN

SERVICE PROVIDER HOLDERS

THE COMPANY:

ORGANICELL REGENERATIVE MEDICINE, INC.

By:
Ian Bothwell, its CFO

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